SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 26, 2001

ESG RE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	000-23481	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Church Street Hamilton HM11, Bermuda		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

(441) 295-2185
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

Standard & Poors (S&P) have increased their rating for the Company from B+ to BB- with a change of the outlook from Stable to Positive.  The change was announced by S&P on Friday, November 23, 2001 and the Company issued a press release announcing the upgrade today.

ITEM 7. EXHIBITS. Exhibit 99 Press Release dated November 26, 2001 is attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2001

ESG RE LIMITED

	By:	s/Margaret L. Webster
Margaret L. Webster